Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders



Nuveen California Quality Municipal Income Fund f/k/a Nuveen California Dividend Advantage Municipal Fund
811-09161

The annual meeting of shareholders was held in the offices of Nuveen Investments on September 12, 2016;
at this meeting the shareholders were asked to approve an Agreement and Plan of Reorganization, to approve the Issuance of Additional Common Shares and to elect
Board Members.

Voting results are as follows:

<c>Common shares
<c>Common & Preferred shares voting
together as a class


Preferred Shares
To approve an Agreement and Plan of
Reorganization



   For


             6,938
   Against


                  -
   Abstain


                  -
   Broker Non-Votes


                    2
      Total


             6,940




To approve the issuance
of additional common shares



   For
    54,767,855
  54,774,793

   Against
      2,825,874
   2,825,874

   Abstain
      2,101,341
   2,101,341

   Total
    59,695,070
 59,702,008






Proxy materials are herein
incorporated by reference
to the SEC filing on July 12,
2016, under Conformed
Submission Type 497, accession
number 0001193125-16-646333.